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                                                                    EXHIBIT 10.9

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES OR AN OPINION OF COUNSEL, SATISFACTORY TO HOLDINGS, THAT SUCH REGISTRATION IS NOT REQUIRED.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT BY AND AMONG HOLDINGS AND THE STOCKHOLDERS SPECIFIED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF HOLDINGS. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

                             STOCK PURCHASE WARRANT

Date of Issuance:  August 22, 1996                          Certificate No. W-1

            For value received, RV PRODUCTS HOLDING CORP., a Delaware corporation (the "Holdings"), hereby grants to CITICORP MEZZANINE PARTNERS, L.P., a Delaware limited partnership, or its permitted transferees and assigns, the right to purchase from Holdings a total of 65,882 Warrant Shares (as defined herein) at a price per share of $.02 (the "Initial Exercise Price"). The exercise price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein. Certain capitalized terms used herein are defined in Section 5 hereof.

            This Warrant is subject to the following provisions:

            SECTION 1. Exercise of Warrant.

            1A. Exercise Period. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time after the date hereof to and including 5:00 p.m., New York time, on August 22, 2006 or, if such day is not a business day, on the next preceding business day (the "Exercise Period").

            1B.   Exercise Procedure.

                  (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to Holdings (the "Exercise Time"):

                        (a) a completed Exercise Agreement, as described in
      Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");
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                        (b)   this Warrant;

                        (c) if the Purchaser is not the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser; and

                        (d) either (x) a check payable to Holdings in an amount equal to the product of the Exercise Price (as such term is defined in Section 2) multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"), (y) the surrender to Holdings of securities of the Company or Holdings having a value equal to the Aggregate Exercise Price of the Warrant Shares being purchased upon such exercise (which value in the case of debt securities shall be the principal amount thereof and in the case of shares of Common Stock shall be the Fair Market Value thereof), or (z) the delivery of a notice to Holdings that the Purchaser is exercising the Warrant by authorizing Holdings to reduce the number of Warrant Shares subject to the Warrant by the number of shares having an aggregate Fair Market Value equal to the Aggregate Exercise Price.

                  (ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by Holdings to the Purchaser within five days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 14 hereof. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, Holdings shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                  (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares at the Exercise Time.

                  (iv) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by Holdings in connection with such exercise and the related issuance of Warrant Shares; provided, however, that Holdings shall not be required to pay any tax or


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taxes which may be payable in respect of any Warrants or any Warrant Shares, with respect to any transfer of the Warrant, which taxes shall be paid by the transferee prior to the issuance of such Warrant Shares.

                  (v) Holdings shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. Holdings shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that Holdings fails to comply with its obligations set forth in the foregoing sentence, the Purchaser may (but shall not be obligated to) purchase Warrant Shares hereunder at par value, and Holdings shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

                  (vi) Holdings shall assist and cooperate with any reasonable request by the Registered Holder or any Purchaser which is required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant.

                  (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of Holdings (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

                  (viii) Holdings shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. Holdings shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by Holdings of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other


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securities constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by Holdings upon each such issuance). Holdings will use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant
Shares are listed at the time of such exercise.

                  (ix) If the Warrant Shares issuable by reason of exercise of this Warrant are convertible into or exchangeable for any other stock or securities of Holdings, Holdings shall, at the Purchaser's option and upon surrender of this Warrant by such Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Shares, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Warrant Shares issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

                  (x) Holdings shall at all times in good faith assist in the carrying out of all terms of this Warrant. Without limiting the generality of the foregoing, Holdings shall (a) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable Holdings to perform its obligations under this Warrant and (b) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of making this Warrant exercisable for less than one share of Common Stock.

                  (xi) No stockholder of Holdings has or shall have any preemptive right to subscribe for the Warrant Shares issuable pursuant hereto.

            1C. Exercise Agreement. Upon any exercise of this Warrant, the Purchaser shall deliver to Holdings an Exercise Agreement in substantially the form set forth in Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.


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            SECTION 2. Adjustment of Exercise Price and Number of Shares. In
order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 2 (as so adjusted, the "Exercise Price"), and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, each as provided in this Section 2.

            2A. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever, on or after the date hereof, Holdings issues or sells, or in accordance with Section 2B is deemed to have issued or sold, other than pursuant to a Permitted Issuance, as described in Section 2C, any shares of Common Stock for a consideration per share less than the Fair Market Value per share of the Common Stock determined as of the date of such issuance or sale, then immediately upon such issuance or sale the Exercise Price shall be reduced to equal the amount determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Fair Market Value per share of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by Holdings upon such issuance or sale, and the denominator of which will be the product derived by multiplying such Fair Market Value per share of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

            2B. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 2A, the following shall be applicable:

                  (i) Issuance of Rights or Options. If Holdings in any manner grants any rights or options (other than the Purchase Rights covered by Section 4 hereof, pursuant to the Option Plan, or a Permitted Issuance) to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (including, without limitation, convertible common stock) (such rights or options being herein called "Options" and


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such convertible or exchangeable stock or securities being herein called
"Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Fair Market Value per share of the Common Stock then in effect, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by Holdings for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by Holdings as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to Holdings upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to Holdings upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (ii) Issuance of Convertible Securities. If Holdings in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Fair Market Value per share of the Common Stock then in effect, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by Holdings for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by Holdings as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to Holdings upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the


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Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section 2B, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Conversion Rate. If either the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares shall be correspondingly readjusted.

                  (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, in either case without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Shares acquirable hereunder shall be adjusted to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount of cash received by Holdings therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than the net amount of cash received by Holdings shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by Holdings shall be the market price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger or other business combination in which


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Holdings is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or marketable securities shall be determined by Holdings in good faith, unless such consideration is paid by an Affiliate of Holdings, in which case fair value of such consideration shall be determined jointly by Holdings and the Required Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by Holdings and the Required Holders, whose determination shall be final and binding on Holdings and all Registered Holders of Warrants (as defined in Section 8 below). The fees and expenses of such appraiser shall be paid by Holdings.

                  (vi) Integrated Transactions. Other than in connection with and to the extent of Permitted Issuances, in case any Option is issued in connection with the issue or sale of other securities of Holdings, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Option shall be deemed to have been issued for no consideration

                  (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of Holdings or any subsidiary of Holdings and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (viii) Record Date. If Holdings takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
(B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            2C. Subdivision or Combination of Common Stock. If Holdings at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Common Stock into a greater number of shares or pays a dividend or makes a distribution to holders of the Common Stock in the form of shares of Common


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Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. If Holdings at any time combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

            2D. Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of Holdings' assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, Holdings shall make appropriate provision to ensure that each Registered Holder of Warrants shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of the Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrants had such Organic Change not taken place. In any such case, Holdings shall make appropriate provision with respect to such Registered Holder's rights and interests to insure that the provisions hereof (including this Section 2) shall thereafter be applicable to the Warrants (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than Holdings, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of Warrant Shares acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change). Holdings shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than Holdings) resulting from such Organic Change (including a purchaser of all or substantially all Holdings' assets) assumes by written instrument the obligation to deliver to each Registered Holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire upon exercise of Warrants.


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            2E. Management Issuances.

                  (i) Upon the vesting of Options issued pursuant to the Option Plan (a "Management Issuance"), the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased by a number of shares of Common Stock (either Class A Common or Class B Common) equal to the number determined by a fraction,(i) the numerator of which is equal to the difference between (A) the Vested Stock Deemed Outstanding immediately after such Management Issuance multiplied by the Warrant Share Ratio immediately prior to the applicable Management Issuance and (B) the number of Warrant Shares immediately prior to the applicable adjustment under this Section 2E, and (ii) the denominator of which is one minus the Warrant Share Ratio immediately prior to the applicable Management Issuance.

                  (ii) If there is a Management Issuance after exercise of this Warrant, in whole or in part, the Registered Holder shall be given the right to purchase from Holdings, at the Exercise Price which would be in effect after giving effect to such Management Issuance had this Warrant not been exercised, a number of additional Warrant Shares equal to the difference between (a) the number of Warrant Shares that would have been obtainable after giving effect to such Management Issuance had this Warrant not been exercised and (b) the number of Warrant Shares outstanding as of such Management Issuance. Holdings shall give the Registered Holder written notice of such Management Issuance within 10 business days of such Management Issuance and the Registered Holder shall have 20 business days in which to notify Holdings of their desire to exercise their rights pursuant to this Section 2E and such exercise shall be consummated within 5 days of such notice in accordance with the procedure set forth in Section 1.

            2F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Holdings' Board of Directors shall make in good faith an appropriate adjustment in the Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the Registered Holder of this Warrant.

            2G. Notices.

                  (i) Immediately upon any adjustment of the Exercise Price, Holdings shall give written notice thereof to the Registered


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Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) Holdings shall give written notice to the Registered Holder at least 30 days prior to the date on which Holdings closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (iii) Holdings shall also give written notice to the Registered Holder at least 30 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

            SECTION 3. Certain Rights Regarding Dividends. If Holdings pays a dividend or distribution upon the Common Stock, other than dividends or distributions described in Section 2C, then Holdings shall pay to the Registered Holder of this Warrant, at the time of payment thereof, such dividend or distribution which would have been paid to such Registered Holder had this Warrant been fully exercised immediately prior to the date on which a record is taken for such dividend or distribution or, if no record is taken, the date as of which the record holders of Common Stock entitled to said dividends or distributions are to be determined.

            SECTION 4. Other Rights.

            4A. Purchase Rights. If at any time Holdings' grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the "Purchase Rights"), then Holdings shall grant, issue or sell (as the case may be) to the Registered Holder the aggregate Purchase Rights which such Registered Holder would have acquired if such Registered Holder had held the maximum number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            4B. Limited Preemptive Rights. Except for the issuance of shares of Class A Common upon the conversion of shares of Class B Common, prior to any issuance by Holdings to CVC of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible or


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exchangeable for Common Stock in each case, after the date hereof ("Proposed
Issuance"), Holdings will offer to sell to each Registered Holder a number of such securities ("Offered Shares") so that the Ownership Ratio immediately after the issuance of such securities for each Registered Holder would be equal to the Ownership Ratio for such Registered Holder immediately prior to such issuance of securities to CVC. Holdings shall give each Registered Holder at least 30 days prior written notice of any Proposed Issuance to CVC, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance (the "Issuance Notice"). Each Registered Holder will be entitled to purchase such securities at the same price, on the same terms, and at the same time as the securities are issued to CVC by delivery of written notice to Holdings of such election within 15 days after delivery of the Issuance Notice (the "Election Notice"); provided, that if more than one type of security was issued to CVC, each Registered Holder shall, if it exercises its rights pursuant to this Section 4B, purchase such securities in the same ratio as issued to CVC. If any of the Registered Holders have elected to purchase any Offered Shares, the sale of such shares shall be consummated as soon as practical (but in any event within 10 days) after the delivery of the Election Notice. In the event that any Registered Holder elects to purchase Offered Shares, at such Registered Holder's request (which request shall be included in the Election Notice), Holdings shall issue to such Registered Holder, in lieu of the securities constituting Offered Shares, nonvoting securities which shall otherwise be identical in all respects to such securities constituting Offered Shares, except that it (i) shall be nonvoting, (ii) shall be convertible into a voting security (including the securities constituting Offered Shares) on such terms as are requested by such Registered Holder in light of the applicable regulatory considerations then prevailing, and (iii) may not, at Registered Holder's request, be a common equity security. In the event any Registered Holder elects not to exercise its rights pursuant to this Section 4B, no other Registered Holder shall have the right to purchase the securities offered to such Registered Holder. This Section 4B will terminate automatically, and be of no further force and effect, upon the consummation of an underwritten public offering registered under the Securities Act of the Common Stock.

            SECTION 5. Definitions. The following terms have the meanings set forth below:

            "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this


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definition, "control" (including with correlative meanings, the terms
"controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly, indirectly or beneficially, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "Class A Common" means Holdings' Class A Common Stock, $.01 par value per share, or any securities into which such Common Stock is hereafter converted or exchanged.

            "Class B Common" means Holdings' Class B Common Stock, $.01 par value per share, and any securities into which such Class B Common Stock is hereafter converted or exchanged.

            "Common Stock" means, collectively, the Class A Common and the Class B Common, and any securities into which such Common Stock is hereafter converted or exchanged.

            "Common Stock Deemed Outstanding" means, at any given time, the number of shares of all classes of Holdings' common stock actually outstanding at such time, plus the number of shares of Holdings' common stock deemed to be outstanding pursuant to Section 2B(i) or 2B(ii) hereof.

            "Company" means Recreational Vehicle Products, Inc., a Delaware corporation.

            "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

            "Fair Market Value" means (i) the average of the closing sales prices of the Common Stock on all domestic securities exchanges on which the Common Stock is listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, (iii) if on any day the Common Stock is not so listed, the sales price for the Common Stock as of 4:00 P.M., New York time, as reported on the Nasdaq National Market or, (iv) if the Common Stock is not reported on the Nasdaq National Market, the average of the representative bid and asked quotations for the Common Stock as of 4:00 P.M., New York time, as reported on the Nasdaq interdealer quotation system, or any similar successor organization, in each such case averaged over a period of 21 trading days consisting of the day as of which "Fair Market Value" is being determined and the 20 consecutive trading days prior to such day. Notwithstanding the foregoing, if at any time of determination either
(x) the Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and either listed on a national securities exchange or authorized for quotation in the Nasdaq system, or (y) less than 25% of the outstanding Common Stock is held by the public free of transfer restrictions under the Securities Act of 1933, as amended, then Fair Market Value shall mean the price that would be paid per share of Common Stock Deemed Outstanding in connection with a sale of the entire common equity interest in Holdings in an orderly sale transaction between a willing buyer and a willing seller, taking into account the appropriate lack of liquidity of Holdings' securities, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale. Fair Market Value shall be determined by Holdings' Board of Directors in its good faith judgment. The Required Holders shall have the right to require that an independent investment banking firm mutually acceptable to Holdings and the Required Holders determine Fair Market Value, which firm shall submit to Holdings and the Warrant holders a written report setting forth such determination. The expenses of such firm will be borne by Holdings, and the determination of such firm will be final and binding upon all parties.

            "Option Plan" means the RV Products Holding Corp. 1996 Stock Option Plan, as in effect on the date hereof.

            "Ownership Ratio" means, as to Registered Holders at the time of determination, the percentage obtained by dividing the amount of Warrant Shares (assuming full exercise of the Warrant) and any other shares of Common Stock Deemed Outstanding held by such holders on a fully-diluted basis at such time by the aggregate amount of shares of Common Stock Deemed Outstanding held by CVC on a fully-diluted basis at such time.

            "Permitted Issuance" means any issuance by Holdings of shares of Common Stock or Options (a) upon exercise of this Warrant, (b) upon the conversion or exchange of any shares of any class of Common Stock, (c) upon exercise of the limited preemptive rights described in Section 4B by a Registered Holder and (d) upon exercise of any Options granted pursuant to the Option Plan.

            "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or government or department or agency thereof.

            "Registered Holder" means, prior to exercise of this Warrant, the holder of this Warrant, and after exercise of this Warrant, the holder of Warrant Shares, each as reflected in the records of Holdings maintained pursuant to Section 13.

            "Required Holders" means the holders of a majority of the purchase rights represented by this Warrant as originally issued which remain outstanding and unexercised.

            "Stockholders Agreement" means the Stockholders Agreement dated as of August 22, 1996 by and among Purchaser, Holdings and its stockholders, as such agreement may be amended or modified from time to time.

            "Warrant Share Ratio" means, as to Registered Holders at the time of determination, the percentage obtained by dividing the amount of Warrant Shares (assuming full exercise of the Warrant) and any other shares of Common Stock Deemed Outstanding held by such holders on a fully-diluted basis at such time by the aggregate amount of shares of Common Stock Deemed Outstanding on a fully-diluted basis at such time.

            "Vested Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock Deemed Outstanding less the number of shares issuable upon exercise of any Options issued pursuant to the Option Plan which have not vested as of the time of such calculation pursuant to the terms thereof.

            "Warrant Shares" means shares of the Class B Common issued or issuable upon exercise of the Warrant; provided, that if the securities issuable upon exercise of the Warrants are issued by an entity other than Holdings or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

            SECTION 6. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of Holdings. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of Holdings.

            SECTION 7. Restrictions. Subject to the provisions of this Section 7, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder (subject to the provisions of paragraph 1B(iv) hereof), upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of Holdings. The Registered Holder agrees that it will not sell, transfer or otherwise dispose of this Warrant or any Warrant Shares of restricted Common Stock, in whole or in part, except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from registration thereunder and then only in accordance with the terms of the Stockholders Agreement.

            Each certificate evidencing Shares and each Warrant issued upon such transfer shall bear the restrictive legends required by the Stockholders Agreement.

            SECTION 8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of Holdings, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. At the request of the Registered Holder (pursuant to a transfer of Warrants or otherwise), this Warrant may be exchanged for one or more Warrants to purchase Common Stock. The date Holdings initially issues this Warrant shall be deemed to be the date of issuance hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

            SECTION 9. Exchange. In the event that it becomes unlawful or, in the reasonable judgment of any Registered Holder of this Warrant, unduly burdensome by reason of a change in legal or regulatory considerations or the interpretation thereof affecting the ability of financial institutions or their affiliates to hold equity securities, or any material change (including a reduction in the number of shares of Common Stock outstanding) in the capital structure of Holdings, to hold any or all of the Warrants or Warrant Shares, the Registered Holder of this Warrant shall have the right to require Holdings to use its best efforts to permit all or part of such Registered Holder's Warrants or Warrant Shares to be exchanged for nonvoting stock or similar interests that convey equivalent economic benefits to such Warrants or Warrant Shares and include equivalent anti-dilution protection. To the extent that Holdings may lawfully do so after the exercise of its best efforts, any such exchange shall occur as soon as practicable but in any event within 60 days after written notice by the Registered Holder of this Warrant to Holdings (or such earlier date if required to comply with applicable law).

            SECTION 10. Replacement. Upon receipt of evidence reasonably satisfactory to Holdings (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to Holdings (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, Holdings shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

            SECTION 11. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier or via facsimile, and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to Holdings, at its principal executive offices and (ii) to a Registered Holder, at such Registered Holder's address as it appears in the records of Holdings (unless otherwise indicated by any such Registered Holder).

            SECTION 12. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and Holdings may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Holdings has obtained the prior written consent of the Registered Holder.

            SECTION 13. Warrant Register. Holdings shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants. Holdings may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

            SECTION 14. Fractions of Shares. Holdings may, but shall not be required to, issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part. As to any fraction of a share which Holdings elects not to issue, Holdings shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the Fair Market Value of a Warrant Share on the date of such exercise.

            SECTION 15. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                    * * * * *

            IN WITNESS WHEREOF, Holdings has caused this Warrant to be signed its duly authorized officer and to be dated as of the date hereof.

                                          RV PRODUCTS HOLDING CORP.


                                          By:
                                             ----------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT

To:                                        Dated:

            The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ______ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                                          Signature
                                                    ----------------------------


                                          Address ------------------------------

                                                                      EXHIBIT II

                                   ASSIGNMENT

            FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Names of Assignee                Address                       No. of Shares
-----------------                -------                       -------------


Dated:                                   Signature
                                                  --------------------------


                                                  --------------------------


                                         Witness
                                                  --------------------------